SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 14, 2004

Chiron Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-12798	94-2754624
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4560 Horton Street, Emeryville, CA		94608
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (510) 655-8730

N/A
(Former name or former address, if changed since last report)

Item 5.  Other Events and Regulation FD Disclosure.

Chiron Corporation announced on May 14, 2004, that it has filed a Tender Offer Statement on Schedule TO-I with the Securities and Exchange Commission relating to the repurchase offer by Chiron of its Liquid Yield Option™  Notes due 2031 (Zero Coupon – Senior) (the “LYONs”), at a purchase price of $584.31 per $1,000 principal amount at maturity outstanding.  Holders of the LYONs have the right to surrender their LYONs for purchase, commencing on that date.  The opportunity to surrender LYONS for purchase will terminate at 5:00 p.m., New York City time, on June 14, 2004, as more fully described in the Company’s Schedule TO-I.

Item 7.    Financial Statements and Exhibits.

(c)           Exhibits.

EXHIBIT NUMBER

99.1                           Press release by Chiron Corporation dated May 14, 2004, relating to the Company’s announcement of the filing of a tender offer statement on Schedule TO-I relating to the Company’s repurchase offer of its Liquid Yield Option™  Notes due 2031, referred to in Item 5 above, and incorporated by reference herein to Exhibit (a)(5) of the Schedule TO-I filed with the Securities and Exchange Commission on May 14, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHIRON CORPORATION

Date:	May 14, 2004	By:	/s/ William G. Green
William G. Green
Senior Vice President, General Counsel and Secretary